CURRENT TECHNOLOGY CORPORATION

(CORPORATION TECHNOLOGIE AU COURANT)

Vancouver, BC

CONSOLIDATED  FINANCIAL STATEMENTS

For the Year Ended December 31, 2007

CURRENT TECHNOLOGY CORPORATION

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Auditors' Report

Consolidated Balance Sheet

Consolidated Statement of Operations and Deficit

Consolidated Statement of Stockholders’ Equity and Accumulated Deficit

Consolidated Statement of Cash Flows

Notes to Consolidated Financial Statements

_________________________________

HLB **Cinnamon Jang Willoughby & Company**

Chartered Accountants

A Partnership of Incorporated Professionals

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of **Current Technology Corporation (Corporation Technologie Au Courant):**

We have audited the accompanying consolidated balance sheets of Current Technology Corporation as at December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for each of the three years in the period ended December 31, 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We have conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

These consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and its total liabilities exceed its total assets. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 3 in the notes to the consolidated financial statements, effective December 31, 2007, the Company has elected to report its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, which has resulted in no material changes to previously issued financial statements.

Cinnamon Jang Willoughby & Co.

Chartered Accountants

Burnaby, Canada
April 25, 2008

MetroTower II - Suite 900 - 4720 Kingsway, Burnaby, BC Canada V5H 4N2. Telephone: +1 604 435 4317. Fax: +1 604 435 4319.

HLB Cinnamon Jang Willoughby & Company is a member of HLB International. A world-wide organization of accounting firms and business advisors.

CURRENT TECHNOLOGY CORPORATION

(Incorporated under the Canada Business Corporations Act)

Consolidated Balance Sheet

December 31, 2007 and 2006

(United States Dollars)

Assets	2007	2006
Current:
Cash and cash equivalents	$33,498	$45,085
Accounts receivable	27,617	-
Inventory	61,920	101,398
Prepaid expenses	17,926	88,945
Subscription receivable	49,412	-

Total Assets	90,373	$235,428

Liabilities and Stockholders’ Deficiency
Current:
Accounts payable and accrued liabilities	$346,943	$459,073
Unearned revenue	-	20,219
Total current liabilities	943	292

Convertible promissory note (Note 6)	1,121,489	1,035,757
Total liabilities	468,432	515,049

Stockholders’ Deficiency:
Subscription liability (Note 7)	27,898	84,140
Common shares without par value (Note 7)	25,787,959	24,649,659
Additional paid-in capital (Note 8)	1,865,581	1,235,712
Accumulated deficit	(28,660,295)	(27,112,143)
Accumulated other comprehensive income	(299,202)	(136,989)
Total stockholders’ deficiency	(1,278,059)	(1,279,621)
Total Liabilities and Stockholders’ Deficiency	$190,373	$235,428

Going Concern (Note 2)
Commitments (Note 15)
Subsequent Events (Note 16)
Approved by Directors: __ “Robert Kramer” ________ __ “George Chen”__________

 See accompanying notes -

CURRENT TECHNOLOGY CORPORATION

Consolidated Statement of Operations and Deficit

 (United States Dollars)

Years Ended December 31
2007	2006		2005
Revenue	$276,580	$336,370	$410,527
Cost of sales	(223,455)	(213,593)	(285,780)
53,125	122,777		124,747
Expenses:
Amortization	-	20,643	91,544
Accretion interest expense	150,164	110,849	291,914
Bank charges and interest	3,657	4,284	11,098
Consulting	301,170	193,319	124,036
Corporate communications	85,022	138,719	135,305
Financing cost	4,899	53,568	29,222
Foreign exchange (recovery)	(171,961)	7,953	(136,007)
Interest on convertible promissory note	103,851	93,745	75,207
Interest on promissory note	-	2,033	27,281
Legal, auditing and filing fees	235,053	173,302	142,811
Marketing	61,796	11,725	325,511
Office	19,675	19,187	25,922
Other	21,299	12,862	15,555
Product development	15,688	-	21,233
Regulatory	9,035	9,967	28,857
Rent	62,278	57,026	48,642
Salaries and benefits	520,420	448,625	332,416
Telephone	23,064	20,636	21,050
Test and studies	56,987	70,683	86,009
Travel and automotive	47,172	64,105	51,589
	1,549,269	1,513,231	1,749,195
Loss before other items	(1,496,144)	(1,390,454)	(1,624,448)
Other Items:
Write-down of assets	59,576	34,182	-
Expense recovery	(7,568)	-	-
	(52,008)	34,182	-
Net Loss	$(1,548,152)	$(1,424,636)	$(1,624,448)
Deficit, beginning	(27,112,143)	(25,687,507)	(24,063,059)
Deficit, ending,	$(28,660,295)	$(27,112,143)	$(25,687,507)

Basic and fully diluted net loss per share	$(0.02)	$(0.02)	$(0.02)
Weighted average shares outstanding	92,487,991	80,872,023	66,637,565

The per share effect in the change in accounting policy	$(0.02)	$(0.02)	$(0.02)

 See accompanying notes -

CURRENT TECHNOLOGY CORPORATION

Consolidated Statement of Stockholders’ Deficiency

For the Year Ended December 31, 2007 and 2006

(United States Dollars)

	Common	Shares	Additional Paid in Capital	Accumulated deficit	Subscription Liabilities	Accumulated other comprehensive loss	Total stockholder’s deficiency
	Number	Amount				(Restatement)

Balance-December 31, 2004	60,240,257	$22,535,020	521,568	$(24,063,059)	-	$(72,296)	(1,078,767)
Issue of common shares	3,700,000	461,000	-	-	-	-	461,000
Exercise of warrants	1,700,000	255,000	-	-	-	-	255,000
Exercise of stock options	100,000	5,000	-	-	-	-	5,000
Foreign currency translation adjustment	-	-	-	-	-	(67,591)	(67,591)
For settlement of debt	1,965,000	292,026	-	-	-	-	292,026
Subscription Liabilities					287,500	-	287,500
Conversion of promissory note	6,949,766	347,488	-	-	-	-	347,488
Issue of warrants	-	-	292,300		-	-	292,300
Stock based compensation	-	-	94,500		-	-	94,500
Net loss for the year	-	-	-	(1,624,448)	-	(1,624,448)	(1,624,448)
Comprehensive Loss						(1,692,039)

Balance-December 31, 2005	74,655,023	$23,895,534	$908,368	$(25,687,507)	287,500	$(139,887)	$(735,992)
Issue of common shares	5,442,000	669,750	-	-	-	-	669,750
Exercise of warrants	700,000	75,000	-	-	-	-	75,000
Exercise of stock options	75,000	9,375	-	-	-	-	9,375
Subscription Liabilities					(203,360)	-	(203,360)
Foreign currency translation adjustment	-	-	-	-		2,898	2,898
Issue of warrants	-	-	107,900	-		-	107,900
Stock based compensation	-	-	219,444	-		-	219,444
Net loss for the year	-	-	-	(1,424,636)		(1,424,636)	(1,424,636)
Comprehensive Loss						(1,421,738)

Balance –December 31, 2006	80,872,023	$24,649,659	$1,235,712	$(27,112,143)	84,140	$(136,989)	$(1,279,621)

Issue of common shares	23,020,000	1,138,300	-	-	-	-	1,138,300
Exercise of warrants	-	-	-	-	-	-	-
Exercise of stock options	-	-	-	-	(56,242)	-	(56,242)
Subscription Liabilities	-	-	-	-	-	-	-
Foreign currency translation adjustment	-	-	-	-	-	(162,213)	(162,213)
Issue of warrants	-	-	209,011	-	-	-	209,011
Stock based compensation	-	-	420,858	-	-	-	420,858
Net loss for the year	-	-	-	(1,548,152)	-	(1,548,152)	(1,548,152)
Comprehensive Loss						(1,710,365)

Balance –December 31, 2007	103,892,023	$25,787,959	$1,865,581	$(28,660,295)	27,898	$(299,202)	$(1,278,059)

CURRENT TECHNOLOGY CORPORATION

Consolidated Statement of Cash Flows

 (United States Dollars)

	Years Ended December 31
	2007	2006	2005
Operating Activities:
Net Loss	$(1,548,152)	$(1,424,636)	$(1,624,448)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities-
Amortization	-	20,643	91,544
Accretion interest of fair value of warrants	150,164	110,849	291,914
Consulting	-	52,461	-
Interest expense	103,851	95,778	75,207
Financing cost	-	40,685	-
Marketing expenses	65,123
Write-down of assets	-	34,182	-
Write-down of inventory	8,750	-	-
Bad debt expense	9,459	-	-
Stock based compensation	420,856	216,502	94,375
Shares issued for services provided	50,800	136,899	134,591
Interest on promissory note	-	-	27,280
Cumulative effect adjustment	(185,936)	8,486	(45,247)
Changes in operating assets and liabilities-
(Increase) Decrease in accounts receivable	(37,746)		93,466
(Increase) Decrease in inventory	30,728	(45,971)	(1,915)
(Increase) Decrease in deferred financing cost	-	-	(40,685)
(Increase) Decrease in prepaid expenses	71,019	37,347	(24,590)
(Increase) Decrease in subscription receivable	(49,412)	-	-
Increase (Decrease) in accounts payable	(112,130)	248,075	106,197
Increase (Decrease) in unearned revenue	(20,219)	(70,029)	(167,802)
Net cash used in operating activities	(1,042,845)	(538,118)	(990,113)
Cash flows from investing activities
Acquisition of equipment	-	(1,633)	(39,053)
Cash flows from financing activities:
Advances of convertible promissory note	-	-	-
Repayment of convertible promissory note	-	-	76,456
Advances of promissory note	-	-	110,000
Repayment of promissory note	-	(121,354)	-
Issuance of new shares	1,031,258	329,726	676,544
Subscription liabilities	-	84,140	287,500
Net cash provided by financing activities	1,031,258	292,512	1,150,500
Net Increase (Decrease) in Cash and Equivalents	(11,587)	(247,239)	121,334
Cash and Equivalents, beginning	45,085	292,324	170,990
Cash and Equivalents, ending	$33,498	$45,085	$292,324

Supplemental Disclosure of Cash Flow Information:
Additional Information-
Non-cash Transactions-
Interest paid	-	2,033	-
Expense recovery	(7,568)

CURRENT TECHNOLOGY CORPORATION

Notes to Consolidated Financial Statements

December 31, 2007

(United States Dollars)

1.

Nature of Operations:

The Company has developed an electrotherapeutic medical device designed to stimulate hair regrowth  (ElectroTrichoGenesis or ETG) and a cosmetic unit designed to improve the appearance of thinning hair (CosmeticTrichoGenesis or CTG). ETG and CTG  are marketed as TrichoGenesis platform products. The Company has entered into an exclusive distribution agreement with an entity based in the United States for the placement on a revenue sharing basis of its TrichoGenesis platform products in the United States, Canada, South America (excluding  Brazil), Europe and Russia. The Company is working in concert with its United States based distributor to attempt to lower the cost of ETG devices and CTG units by having  non-proprietary components of the chair and hood manufactured in China. The Company established a security products division during the year, which had not commenced material operations as at December 31, 2007.

The Company was incorporated on June 3, 1986 and commenced operations on April 21, 1987. The Company currently does not generate sufficient funds from operations to support continuing activities and has financed expenditures through private and public offerings of equity securities and the private placement of debt instruments. The common shares of the Company trade on the OTCBB in the United States under symbol "CRTCF".

2.

Going Concern:

These consolidated financial statements have been prepared on the going concern assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

A net loss of $1,548,152 was incurred during the year (2006 - $1,424,636, 2005- $1,624,448).  Recurring losses have been reported since inception, which have resulted in an accumulated deficit of $28,660,295 (2006 - $27,112,143). The Company is currently engaged in discussions with potential investors which could result in receipt of additional financing but there is no certainty that these discussions will be concluded successfully.

The ability of the Company to continue as a going concern is dependent on the successful conclusion of these discussions, the receipt of additional financing, and/or proceeds on the sale of assets and ultimately its ability to generate sufficient cash from operations and financing sources to meet its obligations as the come due.

If the Company is unable to continue as a going concern, material adjustments may be required to the carrying value of assets and liabilities and to the classifications used on the balance sheet.

Any inability to obtain additional financing when needed would have a material adverse affect on the Company including possibly requiring the Company to significantly reduce or possibly cease its operations.

CURRENT TECHNOLOGY CORPORATION

Notes to Consolidated Financial Statements

December 31, 2007

(United States Dollars)

3.

Accounting changes:

a)

Change in Reporting Currency

 Effective December 31, 2007, the Company changed its reporting currency to the U.S. dollar from the Canadian dollar. This change was made because the Company's sales, convertible debt, private placements of equity securities, warrants and options are all denominated in the U.S. dollar.  The financial statements of the Company for the years ended December 31, 2007 and December 31, 2006, which are based on the Canadian functional currency, have been translated into the U.S. reporting currency using the current rate method as allowed by Statement of Financial Accounting Standards No.52 ("SFAS 52") as follows:  assets and liabilities using the rate of exchange prevailing at the balance sheet date; stockholders' deficiency using the applicable historic rate; and revenue and expenses using the monthly average rate of exchange. Translation adjustments have been included as part of the accumulated other comprehensive income.

b)

Changes in Accounting Policies Relating to the Adoption of U.S. Generally Accepted Accounting Principles (“U.S. GAAP”)

Effective December 31, 2007, the Company elected to report its consolidated financial statements in conformity with U.S. GAAP. All accounting policies are the same as described in note 2 to the Company’s audited financial statements for the year ended December 31, 2006, which were prepared in accordance with Canadian GAAP and filed with the appropriate Securities Commissions, except for the following which have been retroactively adopted to comply with U.S. GAAP:

Stock-based compensation

The Company grants stock options to employees, officers, directors, and persons providing management or consulting services to the Company.

Prior to January 1, 2002, the Company accounted for its employees stock options with the intrinsic value method under Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees (“APB 25”) as allowed by Statement of Financial Accounting Standard 123, Accounting for Share-Based Payments, (“SFAS 123”).  APB 25 requires compensation cost for stock-based employee compensation plans to be recognized over the vesting period based on the difference, if any, between the quoted market price of the Company’s stock as of the grant date and the amount employee must pay to acquire the stock.  Because the Company accounted for its employees’ stock options under APB 25, the Company separately disclosed pro forma information relating to the total compensation expense as required by SFAS 123.

Effective January 1, 2002, the Company adopted the provisions of SFAS 123 and related interpretations to account for options granted to employees and non-employees.  Under this method, compensation cost is measured at the grant date based on fair value of the options granted using the Black-Scholes options price model.

…2

CURRENT TECHNOLOGY CORPORATION

Notes to Consolidated Financial Statements

December 31, 2007

(United States Dollars)

3.

Accounting changes (continued):

Convertible promissory note

Under Canadian GAAP, there is a value attributed to the conversion feature which is calculated as the difference between the amount issued and the liability component.  The liability component is calculated as the present value of the scheduled cash payments of interest and principal due under the terms of the note discounted at the rate of interest applicable to a debt only instrument of comparable terms.  Canadian GAAP requires the separate presentation of the liability and the equity component of the convertible promissory note.

Under US GAAP, in accordance with APB 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants, no portion of the proceeds from the issuance of convertible debt securities should be accounted for as attributable to the conversion feature.  Emerging Issue Task Force 98-5 (“EITF 98-5”) requires the conversion feature to be separately valued only if the convertible debt securities with non-detachable conversion feature is issued in-the-money at the commitment date (beneficial conversion feature).  As a result of applying APB 14, there is no impact on the income statement because no accretion of interest had been recorded.

Derivative financial instrument

Under Canadian GAAP, there is a requirement for derivatives outside of hedging relationships to be recognized on the balance sheet at fair market value.  Warrants issued together with capital stock as part of a unit had been separately valued and recorded as contributed surplus.  When the warrants are exercised, the proceeds received by the Company, together with the amount in contributed surplus will be credited to common share capital.

Under US GAAP SFAS 133 Accounting for Derivative Instruments and Hedging Activities, warrants contracts issued or held by the reporting entity that are both (1) indexed to its own stock and (2) classified as stockholders’ equity in the statement of financial position are classified as an equity instrument and are not accounted for as a derivative instrument.  EITF 07-5 and EITF 01-6 further define ‘indexed to its own stock’ as derivative instruments where (1) the contingency provisions are not based on (a) an observable market other than the market for the Company’s stock, (b) an observable index, other than those measured solely by reference to the Company’s own operation, (2) once the contingent events have occurred, the instrument’s settlement amount is based solely on the Company’s stock.

The Company has determined that the warrants issued with common share as a unit are within the scope of the exception in SFAS 133, Accounting for Derivative Instrument and Hedging Activities and therefore have not been separately valued.

The pro forma amounts from the change in the above accounting policies cannot be computed or reasonably estimated for individual prior periods, although the cumulative effect on deficit at the beginning of the period of the change can be determined.

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CURRENT TECHNOLOGY CORPORATION

Notes to Consolidated Financial Statements

December 31, 2007

(United States Dollars)

4.

Recent Accounting Pronouncements (continued):

In February 2006 the FASB issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No. 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principal cash flows. SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative financial instrument. Generally, SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, requires that a derivative embedded in a host contract that does not meet the definition of a derivative be accounted for separately (referred to as bifurcation) under certain conditions. That general rule notwithstanding, SFAS No. 133 (prior to amendments made to it by SFAS No. 155) provides a broad exception for interest-only and principal-only strips initially resulting from the separation of rights to receive contractual cash flows of a financial instrument that itself does not contain an embedded derivative that would have been accounted for separately. SFAS No. 155 amends SFAS No. 133 to restrict the scope exception to strips that represent rights to receive only a portion of the contractual interest cash flows or of the contractual principal cash flows of a specific debt instrument. Prior to amendments made by SFAS No. 155, SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, permitted a qualifying special-purpose entity (SPE) to hold only passive derivative financial instruments pertaining to beneficial interests (other than another derivative financial instrument) issued or sold to parties other than the transferor. SFAS No. 155 amends SFAS No. 140 to allow a qualifying SPE to hold a derivative instrument pertaining to beneficial interests that itself is a derivative financial instrument. This statement is effective for all financial instruments acquired, or subject to a remeasurement event occurring after the beginning of an entity’s first fiscal year end that begins after September 15, 2006. The adoption of SFAS No. 155 did not have a material impact on the Company’s financial statements.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets”, which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This Statement amends SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity’s exposure to changes in the fair value of the servicing assets or liabilities; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity’s fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Statement also describes the manner in which it should be initially applied. The adoption of SFAS No. 156 did not have a material impact on its financial position, results of operations or cash flows of the Company.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48). FIN 48 clarifies the accounting for income taxes by prescribing a minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined in FIN 48 as a tax position, that based solely on its technical merits is more likely

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CURRENT TECHNOLOGY CORPORATION

Notes to Consolidated Financial Statements

December 31, 2007

(United States Dollars)

4.

Recent Accounting Pronouncements (continued):

than not to be sustained upon examination by the applicable taxing authority. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. FIN 48 must be applied to all existing tax positions upon initial adoption. The cumulative effect of applying FIN 48 at adoption, if any, is to be reported as an adjustment to opening retained earnings for the year of adoption. FIN 48 is effective for fiscal years beginning after December 15, 2006, although early adoption is permitted. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which provides a single definition of fair value, a framework for measuring fair value, and expanded disclosures concerning fair value. Previously, different definitions of fair value were contained in various accounting pronouncements creating inconsistencies in measurement and disclosures. SFAS No. 157 applies under those previously issued pronouncements that prescribe fair value as the relevant measure of value, except Statement No. 123(R) and related interpretations and pronouncements that require or permit measurement similar to fair value but are not intended to measure fair value. This pronouncement is effective for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS No. 157 to have a material impact on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (SFAS No. 158). SFAS No. 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit pension plan and other postretirement plans as an asset or liability on its balance sheet and recognize changes in its funded status in the year in which the change occurs through accumulated other nonowner changes in equity. We do not expect the adoption of SFAS 158 to have an impact on our results of operations or financial condition.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 108 to address diversity in practice in quantifying financial statement misstatements. SAB 108 requires that registrants quantify the impact on the current year’s financial statements of correcting all misstatements, including the carryover and reversing effects of prior years’ misstatements, as well as the effects of errors arising in the current year, SAB 108 is effective as of the first fiscal year ending after November 15, 2006, allowing a one-time transitional cumulative effect adjustment to retained earnings as of January 1, 2006, for errors that were not previously deemed material, but are material under the guidance in SAB No. 108. There was no impact on our consolidated financial statements with respect to the adoption of SAB NO. 108.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Assets and Liabilities – Including an Amendment of FASB Statement No. 115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. Most of the provisions in SFAS No. 159 are elective; however, the amendment to SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. The fair value option: (a) may be applied instrument by instrument, with a few exceptions,

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CURRENT TECHNOLOGY CORPORATION

Notes to Consolidated Financial Statements

December 31, 2007

(United States Dollars)

4.

Recent Accounting Pronouncements (continued):

such as investments otherwise accounted for by the equity method; (b) is irrevocable (unless a new election date occurs); and (c) is applied only to entire instruments and not to portions of instruments. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company does not expect the adoption of SFAS No. 159 to have a material impact on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations (SFAS 141(R)). The objective of SFAS 141 (R) is to improve reporting by creating greater consistency in the accounting and financial reporting of business combinations, resulting in more complete, comparable and relevant information for investors and other users of financial statements. SFAS 141 (R) requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. SFAS 141 (R) includes both core principles and pertinent application guidance, eliminating the need for numerous EITF issues and other interpretative guidance, thereby reducing the complexity of existing GAAP. SFAS 141 (R) is effective as of the start of fiscal years beginning after December 15, 2008. Early adoption is not allowed. We are in the process of evaluating this standard and have not yet determined the impact that the adoption of SFAS 141 (R) will have on our financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements (SFAS 160). SFAS 160 improves the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report non-controlling (minority) interests in subsidiaries in the same way—as equity in the consolidated financial statements. Moreover, SFAS 160 eliminates the diversity that currently exists in accounting for transactions between an entity and non-controlling interests by requiring they be treated as equity transactions. SFAS 160 is effective as of the start of fiscal years beginning after December 15, 2008. Early adoption is not allowed. We are in the process of evaluating this standard and have not yet determined the impact that the adoption of SFAS 160 will have on our financial position, results of operations or cash flows.

5.

Summary of Significant Accounting Policies

a)

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company and one subsidiary, Current Technology (UK) Ltd., a wholly owned subsidiary, incorporated in the United Kingdom on December 15, 2005.  The subsidiary had not commenced material operations as at December 31, 2007.

b)

Foreign currency translation

The Company’s functional currency is the Canadian dollar.  In accordance with the Statement of Financial Accounting Standards (SFAS) No. 52, “Foreign Currency Translation,”, monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars using exchange rates in effect at the balance sheet date.  All other assets and liabilities are translated at the exchange rates prevailing at the dates the assets were acquired or liabilities incurred.  Revenue and expense items are translated at the average exchange rate for the period.  Foreign exchange gains and losses are included in the determination of the income for the period.

…6

CURRENT TECHNOLOGY CORPORATION

Notes to Consolidated Financial Statements

December 31, 2007

(United States Dollars)

5.

Summary of Significant Accounting Policies (continued):

b)

Foreign currency translation (continued):

The Company adopted the U.S. dollar reporting currency per 3 (a) above.  The financial statements are translated into U.S. dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rates.  The resulting translation adjustment is recorded as a component of accumulated other comprehensive income in the consolidated financial statements.

c)

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses for the years reported. Actual results could differ from these estimates.  Significant estimates made by management in the current year involve valuation of options and warrants, valuation of investment in joint venture, valuation of inventory, allowance for doubtful accounts, deferred income taxes and fair values of net assets acquired in an acquisition made subsequent to year end.

d)

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and deposit instruments with an initial maturity of three months or less.

e)

Accounts receivable and Allowance for doubtful accounts

Accounts receivable are stated at outstanding balances, less an allowance for doubtful accounts of $10,129 (2006: nil).  The Company maintains an allowance for doubtful accounts against its accounts receivable for estimated losses that may arise if any of its customers are unable to make required payments. Management specifically analyzes the age of outstanding customer balances, historical bad debts, customer credit-worthiness and changes in customer payment terms when making estimates of the uncollectability of the Company’s accounts receivable. If the Company determines that the financial condition of any of its customers deteriorates, increases in the allowance may be made.

f)

Inventory and Cost of sales

Materials and components are stated at the lower of cost and replacement value.  Cost is determined using the first-in first-out method. Work-in-process and manufactured parts are stated at the cost of materials and direct labour applied to the product and the applicable share of overhead. Finished goods are stated at the lower of cost and net realizable value.

The Company assesses the need for inventory write-downs based on its assessment of estimated replacement or net realizable value using assumptions about future demand and market conditions. If market conditions differ from those originally estimated by the Company, an additional inventory write-down may be required.

g)

Income taxes

The Company provides for income taxes in accordance with Statements of Financial Accounting Standards No. 109, Accounting for Income Taxes.  SFAS 109 requires a company to use the asset and liability method of accounting for income taxes.  …7

CURRENT TECHNOLOGY CORPORATION

Notes to Consolidated Financial Statements

December 31, 2007

(United States Dollars)

5.

Summary of Significant Accounting Policies (continued):

g)

Income taxes (continued):

Under the liability method, deferred income taxes are recognized for the tax consequences of ‘temporary difference” by applying statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.  A valuation allowance is provided when management cannot determine whether it is more likely than not the deferred tax asset will be realized.  Under SFAS 109, the effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

On July 13, 2006, the FASB issued Interpretation No, 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement 109.  FIN 48 prescribes how the Company should recognize, measure and present in the Company’s financial statements uncertain tax positions that have been taken or are expected to be taken in a tax return.  Pursuant to FIN 48, the Company can recognize a tax benefit only if it is ‘more likely than not’ that the particular tax position will be sustained upon examination or audit.  To the extent the ‘more likely than not’ standard has been satisfied, the benefit associated with a tax position is measured as the largest amount that is greater than fifty percent likely of being realized upon settlement.

The Company adopted FIN 48 on January 1, 2007.  The adoption of FIN 48 did not require any restatement of the Company’s financial statements. (see Note 4)

h)

Investment in joint venture

The Company entered into a joint venture agreement for a non-controlling 50% equity interest in SpyTell Security GP Corp.  which is accounted for under the equity method of accounting.  The joint venture was formed to market a consumer home security product. The product has not to date achieved market acceptance.  Therefore, the Company has written off its investment.

i)

Revenue recognition

The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements” ("SAB 104").

i)

The following policies have been established with respect to revenue recognition on the sale of ETG devices and CTG units.

1)

Purchase/sale negotiations conclude with an agreement to purchase and are also secured by a deposit;

2)

Goods are shipped when collection of the balance of the purchase price is reasonably assured.  This is indicated by:

a)

actual receipt of funds from distributors or customers; or

b)

secured lease or term financing by distributors or customers which would result in immediate payment of the balance upon delivery; or

c)

distributors or customers exceptional credit and operating history,

and an agreement in writing to specific terms of payment; and

…8

CURRENT TECHNOLOGY CORPORATION

Notes to Consolidated Financial Statements

December 31, 2007

(United States Dollars)

5.        Summary of Significant Accounting Policies (continued):

i)

Revenue recognition (continued):

3)

Revenue is recognized only after goods are shipped.  At this point collection is reasonably assured and risks and rewards of ownership have been transferred.

4)

Revenue from royalty agreements is recognized when earned, which is generally the period in which the services to which the royalty relates are provided to third parties and collection of the balance owing is reasonably assured.

Customer deposits, as required by the Company’s revenue recognition policy above, received in advance are treated as deferred revenue until goods are shipped.  Only then revenue is recognized.

j)

Convertible promissory note with detachable warrants

The convertible promissory note and detachable warrants issuance were accounted for in accordance with Accounting Principles Board Opinion 14, Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants.  The Company determined the fair values to be ascribed to detachable warrants issued with the convertible promissory note utilizing the Black-Scholes option pricing model.  Any discount derived from determining the fair value of the warrants is amortized over the remaining life of the convertible promissory note.  The unamortized discount upon the conversion of the convertible promissory note is expensed using the effective interest basis.

k)

Fair Value of Financial Instruments

In accordance with the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments (“SFAS 107”), the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to consolidated financial statements when the fair value is different than the carrying value of those financial instruments.

The estimated fair value of cash equivalents, accounts receivable, and accounts payable approximates their carrying amounts due to the relatively short maturity of these instruments.  The carrying value of long-term debt approximates market value due to the use of market interest rates.

k)

Comprehensive Loss

The Company has adopted SFAS No. 130, Reporting Comprehensive Income. Comprehensive loss represents the change in stockholders’ deficit resulting from transactions other than stockholders investments and distributions.  Included in accumulated other comprehensive loss are changes in stockholders’ deficit that are excluded from net loss, specifically foreign current translation adjustments.

…9

CURRENT TECHNOLOGY CORPORATION

Notes to Consolidated Financial Statements

December 31, 2007

(United States Dollars)

5.         Summary of Significant Accounting Policies (continued):

l)

Stock-based compensation

Effective January 1, 2006 the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”), “Share-Based Payment”, which establishes accounting for equity instruments exchanged for services. Under the provisions of SFAS 123(R), share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the equity grant). The Company elected to adopt the modified prospective transition method as provided by FAS 123(R) effective January 1, 2006 and, accordingly, financial statement amounts for the prior periods presented have not been restated to reflect the fair value based method of expensing share-based compensation.

Prior to January 1, 2006, the Company accounted for stock-based compensation in accordance with the provision of SFAS 123 for options granted to employees and non-employees.  Under this method, compensation cost is measured at the grant date based on fair value of the options granted using the Black-Scholes options price model

m)

Earnings per share

In accordance with SFAS No. 128, Earnings per Share, basic loss per share is computed using the weighted average number of common stock outstanding during the year. Diluted loss per share reflects the basic loss per share, while giving effect to all dilutive potential common shares that were outstanding during the period, such as common shares that could result from the potential exercise or conversion of securities (options or warrants) into common stock.  The computation of diluted loss per share does not assume conversion, exercise, or contingent issuance of securities that would have an anti-dilutive effect on loss per share (i.e. reducing loss per share).  The dilutive effect of outstanding options and warrants and their equivalents are reflected in dilutive earnings per share by the application of the treasury stock method which recognizes the use of proceeds that could be obtained upon the exercise of options and warrants in computing diluted earnings per share.  It assumes that any proceeds would be used to purchase common stock at the average market price of the common stock during the period.

6.     Convertible Promissory Note:

On September 10, 2007, the Company extended the maturity date of its convertible promissory note from January 9, 2008 to January 16, 2009.  The extension of the maturity date has been accounted for as a modification to the original convertible promissory note.

As additional consideration for restructuring, the Company issued the holder of the convertible promissory note 5,000,000 share purchase warrants exercisable for common shares at $0.10 per share.  The expiry date of these warrants is the later of December 31, 2012 or the date which is one year and five business days after the note is fully repaid.

The note bears interest at 10% per annum and the holder of the convertible promissory note has the right to convert all or part of the note to common shares of the Company at a conversion price of $0.10 per share.

The note is secured by a security agreement under which the Company agreed to grant the lender security interest over all the Company’s property and assets, including all intellectual property.

 …10

CURRENT TECHNOLOGY CORPORATION

Notes to Consolidated Financial Statements

December 31, 2007

(United States Dollars)

7.

Share Capital:

a)

Authorized -

Unlimited Common shares without par value

Unlimited Class "A" Preference shares without par value

b)

Issued and fully paid -

	2007		2006
	Number of		Number of
	Shares	Amount	Shares	Amount
Balance, beginning	80,872,023	$24,649,659	74,655,023	$23,895,534
Common Shares Issued -
- For cash	21,750,000	1,087,500	4,252,000	531,500
- For settlement of services provided	1,270,000	50,800	1,190,000	138,250
- Exercise of options	-	-	75,000	9,375
- Exercise of warrants	-	-	700,000	75,000
Balance, ending	103,892,023	$25,787,959	80,872,023	$24,649,659

No Class "A" Preference shares have been issued.

c)

Subscription Liability -

The Company received $27,898 (2006:$84,140) for the exercise of warrants in which the underlying shares have not been issued.

d)

Loss per share -

Years ended December 31

Loss per share	2007	2006	2005
Net loss	$(1,548,152)	$(1,424,636)	$(1,624,448)
Loss available to common shareholders	$(1,548,152)	$(1,424,636)	$(1,624,448)
Weighted average number of shares outstanding	92,487,991	80,872,023	66,637,565
Basic and fully diluted loss per share	$(0.02)	$(0.02)	$(0.02)

Options, warrants and convertible debt will have an anti-dilutive effect on loss per share

. . .11

CURRENT TECHNOLOGY CORPORATION

Notes to Consolidated Financial Statements

December 31, 2007

(United States Dollars)

8.

Additional Paid-In Capital:

The Company accounts for its stock-based compensation under the fair value based method using the Black-Scholes Option Pricing Model.  $420,856 (2006 - $216,502) of compensation expense relating to vested stock options has been charged to the additional paid-in capital account.  Options granted during the period were valued using the following assumptions:

Volatility factor of the market	47.70%
Price of the Company shares	$0.085- $0.216
Dividend yield	0%
Weighted average expiry date of options	5 years
Risk free interest rate	6.00 -6.25%

As a result of the application of the requirement, stock based compensation expenses (non-cash items) have been added to the following expense categories in the consolidated statement of loss and decifit:

	2007	2006	2005
Consulting	$181,613	$101,524	$77,675
Salaries and benefits	239,243	114,978	16,700
Total Stock-based Compensation	$420,856	$216,502	$94,375

9.

Stock Options:

From time to time, the Company grants incentive stock options to directors, officers, employees and promoters of the Company.  On September 2, 2004, the Company adopted the 2004 Stock Option and Stock Bonus Plan.  Options outstanding on December 31, 2007 are as follows:

Expiry Date			Number of Shares	Option Price

September	30,	2009 *	200,000	$0.30
December	22,	2009	175,000	$0.25
December	23,	2009 *	100,000	$0.25
January	2	2011	375,000	$0.31
August	22	2011 *	200,000	$0.19
August	29	2012	1,000,000	$0.08
September	16	2012	7,495,000	$0.09

*  2004 Stock Option and Stock Bonus Plan

…12

CURRENT TECHNOLOGY CORPORATION

Notes to Consolidated Financial Statements

December 31, 2007

(United States Dollars)

9.

Stock Options (continued):

The following table summarizes information about stock options to purchase common shares outstanding and exercisable at December 31, 2007:

2007		2006
		Weighted		Weighted
	Common	Average	Common	Average
	Shares	Exercise Price	Shares	Exercise Price
Outstanding, beginning	8,065,000	$0.16	6,270,000	$0.14
- Granted	8,675,000	0.09	1,870,000	0.20
- Exercised	-	-	(75,000)	0.13
- Cancelled	7,195,000	0.16	-	-
Outstanding, ending	9,545,000	$0.12	8,065,000	$0.16
Exercisable, ending	9,545,000	$0.12	8,065,000	$0.16

The following table summarizes information about stock options outstanding and exercisable at December 31, 2007:

	Weighted Number	Average		Weighted Number
	Outstanding at	Remaining		Outstanding
Exercise Price	2007	Contractual Life		2006
$0.05	-	0	years	3,270,000
$0.08	1,000,000	4.6	years	-
$0.09	7,495,000	4.7	years	-
$0.125	-	0	years	200,000
$0.19	200,000	3.7.	years	1,675,000
$0.20	-	0	years	200,000
$0.26	-	0.1	years	625,000
$0.30	200,000	1.7	years	200,000
$0.25	275,000	1.9	years	1,125,000
$0.23	-	0	years	175,000
$0.28	-	0	years	200,000
$0.32	-	0	years	200,000
$0.31	375,000	3.0	years	195,000
	9,545,000			8,065,000

. . . 13

CURRENT TECHNOLOGY CORPORATION

Notes to Consolidated Financial Statements

December 31, 2007

(United States Dollars)

10.  Warrants:

The following table summarizes information about warrants outstanding on December 31, 2007:

Expiry Date	Number of Shares	Exercise Price
January 9, 2007	2,000,000	$0.25	[1,3]
January 9, 2007	2,980,000	$0.10	[1,3]
January 9, 2007	6,949,766	$0.05	[1,3]
January 9, 2007	179,167	$0.15	[1,3]
January 9, 2007	1,600,000	$0.50	[1,3]
June 30, 2008	2,500,000	$0.05	[3]
June 15, 2009	1,000,000	$0.15	[3]
June 15, 2009	1,637,696	$0.20	[5]
July 15, 2009	200,000	$0.20	[5]
January 2, 2010	3,200,000	$0.25	[2,3]
March 25, 2010	1,200,000	$0.25	[5]
May 31, 2010	1,200,000	$0.25	[5]
July 25, 2010	200,000	$0.15
September 21, 2010	300,000	$0.25	[5]
September 21, 2010	3,052,000	$0.25	[5]
December 30, 2010	600,000	$0.25	[5]
March 2, 2011	1,200,000	$0.25	[5]
December 31, 2011	4,000,000	$0.10	[3,4]
February 12, 2012	2,500,000	$0.125	[6]
March 30, 2012	12,100,000	$0.10	[5]
April 30, 2012	5,000,000	$0.12	[3,7]
August 9, 2012	5,650,000	$0.10
December 26, 2012	4,000,000	$0.10
December 31, 2012	5,000,000	$0.10	[3,8]

1

The expiry date for each set of warrants shall be the later of:

a)

January 9, 2007; and

b)

the date that is one year and five business days after the date on which the convertible promissory note (see Note 6) is paid in full.

2

The expiry date shall be the later of:

a)

January 2, 2010; and

b)

the date that is one year and five business days after the date on which the convertible promissory note (see Note 6) is paid in full.

3

These warrants have a cashless exercise provision.

4.

The expiry date shall be the later of:

a)

December 31, 2011; and

b)

the date that is one year and five business days after the date on which the convertible promissory note (see Note 6) is paid in full.

5.

The Company may accelerate the expiration date of the warrants if the average closing price equals or exceeds US$0.50 for 20 consecutive days.

6.

750,000 warrants are vested; 750,000 vest on sale of the 10th unit to Hair Envy, LLC; and 1,000,000 vest on the ordering of the 200th unit.

7.

The warrants vest in increment of 500,000 based on the Company’s portion of profit derived from the sale of Spy-N-TellTM units.  The Company must earn $11,500,000 from the joint venture in order for the 5 million warrants to be fully vested.

8.

The expiry date shall be the later of:

a)

December 31, 2012; and

b)

the date that is one year and five business days after the date on which the convertible promissory note (see Note 6) is paid in full.

          . 14

CURRENT TECHNOLOGY CORPORATION

Notes to Consolidated Financial Statements

December 31, 2007

(United States Dollars)

10.

Warrants (continued):

The following table summarizes information about warrants to purchase common shares outstanding and exercisable at December 31:

		2007		2006
	Common	Average	Common	Average
	Shares	Exercise Price	Shares	Exercise Price
Outstanding, beginning	35,675,758	$0.18	28,968,358	$0.18
Issued	34,250,000	0.11	8,252,000	0.18
Exercised	-	-	(700,000)	0.11
Expired	(1,677,129)	0.49	(844,600)	0.15
Outstanding, ending	68,248,629	$0.14	35,675,758	$0.18
Exercisable, ending	61,498,629	$0.14	35,675,758	$0.18

11.

Related Party Transactions:

2007	2006
Transactions During the Year -
Salaries and consulting fees accrued or paid to directors and	$308,603	$284,127
companies controlled by directors of the Company		-
These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of
consideration established and agreed to by related parties.
Balance at December 31 -
Salaries, consulting fees payable to directors and
companies controlled by directors of the Company	$6,248	$49,501

On September 10, 2007, the Directors cancelled existing options and granted 4,950,000 new options to directors.

The Company accounts for its stock-based compensation under the fair value based method using the Black-Scholes Option Pricing Model.  $218,740 of compensation expense relating to vested stock options has been credited to the additional paid in capital account.

As a result of the application of the requirement, stock based compensation expenses (non-cash items) have been added to the following expense categories in the consolidated statement of loss and deficit:

2007
Consulting	$56,667
Salaries and benefits	162,073
Total Stock-based Compensation for related parties	$218,740

…15

CURRENT TECHNOLOGY CORPORATION

Notes to Consolidated Financial Statements

December 31, 2007

(United States Dollars)

11.

Related Party Transactions (continued):

In addition, on January 18, 2007 the Directors extended the terms of 2.5 million warrants held by Anne Kramer (1,250,000) and Robert Kramer (1,250,000) from June 30, 2007 to June 30, 2008.  Additional compensation expense of $11,456 relating to the extension of these warrants was recorded in salaries.  All 2.5 million warrants are now in the name of Robert Kramer following the death of Anne Kramer.

The Company received the opportunity to participate in the Spy-N-TellTM initiative from Harrison Kramer Corporation (“HKC”) (a company owned by an officer of the company).  As consideration for transferring all right, title and interest in the opportunity to the Company, HKC will receive a payment of $1 for each Spy-N-TellTM sold, such payment to be calculated monthly on a cash basis and payable 30 days in arrears.

12.

Foreign Currency Risk:

The company has accounts receivable, accounts payable and accrued liabilities denominated in foreign currency.  The carrying value of these balances may change due to the volatility of foreign exchange rates.  The Company does not enter into hedging transactions.

13.

Segmented Information:

The major operations relate to the sales of ETGs and CTGs worldwide as well as royalties charged on using the machines.

The revenue by region is as follows:

	2007	2006	2005
Asia Pacific	$23,511	$115,387	$249,496
Europe	158,787	134,795	22,868
The Americas	94,282	86,188	138,163
	$276,580	$336,370	$410,527

The majority of the Company’s assets are located in Canada.

14.

Income Taxes:

The Company is subject to Canadian federal and British Columbia provincial taxes.

The provision for income taxes reported differs from the amount computed by applying the Canadian statutory rate to income before income taxes for the following reasons:

	2007	2006	2005

Loss from continuing operations before income taxes	(1,548,152)	(1,424,636)	(1,624,448)

Statutory income tax rate	34.12%	34.12%	34.12%

Expected recovery of income taxes	(528,229)	(486,086)	(554,261)
Reconciliation between US and Canadian taxable loss	(43,318)	(81,440)	42,991
Tax effect of expenses that are not deductible for income tax purpose	264,301	206,158	128,406
Unutilized benefit of losses carried forward	307,246	361,368	382,864
Income tax recovery	-	-	-

…16

CURRENT TECHNOLOGY CORPORATION

Notes to Consolidated Financial Statements

December 31, 2007

(United States Dollars)

14.

Income Taxes (continued):

The difference in income taxes is due to differences between the Canadian statutory federal income tax rate and the effective income tax rate applied to the loss before income taxes is due principally to the fact that the benefit of the tax loss in each year was not recognized in the period it arose.

The approximate tax effects of each type of temporary difference that gives rise to future tax assets are as follows:

	2007	2006	2005
Future Income Tax Assets:
Eligible capital expenditure	$49,539	$43,106	$42,728
Equipment and website development	385,869	335,761	338,846
Operating loss carryforward	2,648,416	2,149,715	1,875,480
Net capital loss carryforward	2,156,467	1,864,853	1,848,498
Financing cost	2,672	1,414	5,552
Net future income tax asset	5,242,963	4,394,849	4,111,104
Less: Valuation loss provision	(5,242,963)	(4,394,849)	(4,111,104)
	$ -	$ -	$ $ -

Accumulated non-capital losses for income tax purposes of approximately $7,714,161 are available to reduce future years' taxable income.  The potential benefit of these losses has been offset by a valuation loss provision as it is more likely than not that these benefits will not be realized.  The losses that expire at the end of the following fiscal years are as follows:

2008	$ 808,880
2009	1,102,375
2010	736,822
2014	1,548,906
2015	1,355,123
2016	1,197,741
2027	964,314

15.

Commitments:

An agreement was entered into to lease office space from May 1, 2005 to April 30, 2011.  The future minimum lease payments for this commitment are as follows:

2008	$32,798
2009	32,798
2010	35,922
2011	12,494

Lease agreements were entered into with respect to automotive equipment. The future minimum lease payments for these commitments are as follows:

2008	$16,132
2009	11,467

 …17

CURRENT TECHNOLOGY CORPORATION

Notes to Consolidated Financial Statements

December 31, 2007

(United States Dollars)

16.

Subsequent Events:

a)

Acquisition

 On January 31, 2008, the Company entered into a securities purchase agreement with Celevoke Inc (“Celevoke”).  Under the agreement the Company is obligated to purchase 102 shares of Celevoke common stock for an aggregate purchase price of $2,500,000.  The 102 shares are to be purchased in four installments of 20 shares and a fifth installment of 22 shares.  To date the Company has purchased 80 shares for $2,000,000.  The fifth installment of $500,000 is to be completed on or before May 12, 2008. After the purchase of the full 102 shares the Company will own 51% of the voting stock of Celevoke.

In addition to the $2,500,000 cash consideration, the Company issued the principals of Celevoke performance based options to purchase up to 50 million of the Company shares at $0.14 per share, subject to the following vesting provisions (12.5 million have vested on January 31, 2008):

Cumulative Net Pre-Tax Profit of Celevoke up to and including June 30, 2010	Cumulative Options to be Vested
$1,000,000	3,750,000
$2,000,000	7,500,000
$3,000,000	11,250,000
$4,000,000	15,000,000
$5,000,000	18,750,000
$6,000,000	22,500,000
$7,000,000	26,250,000
$8,000,000	30,000,000
$9,000,000	33,750,000
$10,000,000	37,500,000

If any of the above cumulative net pre-tax profit levels are met, the Company will record the fair value of the consideration issued as an additional cost of acquiring Celevoke.

The Company is purchasing its 51% interest in Celevoke, because management believes it has a number of attributes which should lead to success in the market place. These include, a suite of fully developed GPS-based asset tracking devices, a non-exclusive worldwide license with the patent holder, a fully functioning network operations center and established relationships with a number of channels of distribution.

On January 10, 2008 the Company entered into a private placement agreement to sell 25,000,000 units (Unit or Units) of the Company at $0.10 per Unit for a total purchase price of $2,500,000.  Each Unit consists of one share of Company common stock and one warrant to purchase one additional share of Company common stock.  The warrants are exercisable for five years at $0.15 per share. The investor has purchased 2 million Units and has agreed to make the final $500,000 payment no later than May 12, 2008. Although issued, the Units have not yet been delivered. The $2 million proceeds received to date have been used to fund the Company's acquisition of its equity interest in Celevoke.

…18

CURRENT TECHNOLOGY CORPORATION

Notes to Consolidated Financial Statements

December 31, 2007

(United States Dollars)

16.

Subsequent Events (continued):

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed by the Company at the date of acquisition. The Company is in the process of obtaining third-party valuations of its intangible assets; thus, the allocation of the purchase price is subject to change.

Assets
Current assets	$26,997
Intangible and other assets	3,711,568

Total assets acquired	3,738,565

Liabilities
Current liabilities and Total liabilities assumed	172,106

Net assets acquired	$3,549,300
Direct acquisition costs incurred by the Company	17,159

Total acquisition costs	$ 3,566,459

b)

Stock options -

On January 8, 2008, the Company granted options to a director to purchase 5 million shares at $0.15 per share until January 7, 2013. The options vest at the rate of 1 million options per $500,000 private placement proceeds received from the transaction described above.

c)

Share Capital -

The Company received $200,000 for the private placement of 1,333,333 units.  Each unit consists of one common share and one five year warrant with an exercise price of $0.10.  The units have not been issued.

…19

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007

INTRODUCTION

Management’s Discussion and Analysis (“MD&A”) reviews the operating results, financial position, liquidity, risks and industry trends affecting the financial results of Current Technology Corporation (the “Company”).  The MD&A should be read in conjunction with the audited financial statements for year ended December 31, 2007 and notes thereto and news releases issued by the Company during the period January 1, 2008 to the date of this report.  The MD&A is prepared in accordance with National Instrument 51-102 – Continuous Disclosure Obligations and Form 51-102F1 - Management’s Discussion and Analysis.  Amounts are expressed in United States dollars unless otherwise specified.

The MD&A contains forward-looking statements concerning the Company’s business operations, and financial performance and condition.  When used in the MD&A the words “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words.  These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.  Factors that may cause such differences include but are not limited to technological change, regulatory change, the general health of the economy and competitive factors.  Many of these factors are beyond the Company’s control; therefore, future events may vary substantially from what the Company currently foresees.  You should not place undue reliance on such forward-looking statements.

NEW ACQUISITION: CELEVOKE, INC

On January 31, 2008, the Company entered into a securities purchase agreement with Celevoke, Inc. (Celevoke) of Liberty, Texas. Under the agreement, the Company is obligated to purchase 102 shares of Celevoke common stock for an aggregate purchase price of $2,500,000.  The 102 shares are to be purchased in four instalments of 20 shares each and a fifth instalment of 22 shares.  To date, the Company has purchased 80 shares for $2 million and on or before May 12, 2008, plans to purchase the remaining 22 shares.  After the purchase of the full 102 shares, the Company will own 51% of the voting stock of Celevoke.

In addition, the Company has issued the principals of Celevoke performance based options to purchase up to 50 million Company shares at $0.14 per share, subject to the following vesting provisions (12.5 million vested on closing of the securities purchase agreement):

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

Cumulative Net Pre-Tax Profit of Celevoke up to and including June 30, 2010	Cumulative Options to be Vested
$1,000,000	3,750,000
$2,000,000	7,500,000
$3,000,000	11,250,000
$4,000,000	15,000,000
$5,000,000	18,750,000
$6,000,000	22,500,000
$7,000,000	26,250,000
$8,000,000	30,000,000
$9,000,000	33,750,000
$10,000,000	37,500,000

Celevoke has integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control and protect a wide variety of asset classes. Examples include people, automobiles and trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace.  Celevoke operates a Network Operations Center in California capable of handling millions of customers.

Celevoke has entered into a non-exclusive worldwide license with LunarEYE, Inc. (LunarEYE), giving Celevoke the right to manufacture, market and sell its proprietary suite of Telematics products. The relationship between LunarEYE, Celevoke and Chuck Allen (CEO of both companies) is important, as it yields positive benefits to Celevoke and by extension the Company. Historically, LunarEYE sold its products into the marketplace.  However, LunarEYE is now focused on its role as a patent holder, and is no longer directly manufacturing, marketing or selling its products. Relationships with prior and potential customers are, therefore, being exploited by Celevoke.

The Company believes, significant progress has been made introducing Celevoke’s proprietary Telematics technology to the market, as evidenced by the following:

i)

On April 2, 2008 the Travelers Inland unit of the Travelers Companies, Inc announced an innovative risk control initiative with Celevoke that will allow Travelers customers the ability to purchase Celevoke’s Wireless Asset Tracking and Control systems at a discount.  Celevoke will develop a secure Website that will allow Travelers’ insureds to track, monitor and manage the equipment outfitted with Celevoke’s proprietary GPS devices on a daily basis.  In the event of a theft, the ability to track equipment can lead to quick recovery.

ii)

Celevoke has formed Star One Telematica SA (Star One) to immediately market and sell Celevoke's proprietary Telematics solutions to the dynamic automotive market in Brazil. In order to jump start operations, Star One is purchasing the operating assets of Crown Processamento De Dados SA (doing business in Brazil as Crown Telecom). Star One is

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

51% owned by Celevoke and 49% owned by Templar Investment & Acquisitions B.V. (Templar). Both Templar and Crown have agreed all future Telematics business of any nature whatsoever will be conducted solely by Star One. Importantly, the Federal Government of Brazil has mandated that effective August 1, 2009 all new factory produced or imported automobiles must be equipped with anti-theft devices and tracking systems.

iii)

Celevoke has appointed 20th Century Fox Federal Credit Union through DMC a distribution channel partner for its proprietary Telematics solutions.  20th Century Fox Federal Credit Union Vice-President of Marketing Mark L. Collens confirmed they will be marketing Celevoke's GPS tracking systems not only to its thousands of members, but to the hundreds of credit unions which are members of the National Association of Federal Credit Unions.

iv)

As an ongoing part of its sales and marketing initiative, Celevoke is participating in trade shows and industry events designed to broaden awareness of  its proprietary technology.  In addition, Celevoke plans to join industry associations which should provide the opportunity to educate owners of various assets classes about the benefits of using its proprietary technology.

On January 10, 2008 the Company entered into a securities purchase agreement with MSGI Securities Solutions, Inc. (MSGI) of New York City.  Under the agreement MSGI agreed to purchase 25,000,000 units (Unit or Units) of the Company at $0.10 per Unit for a total purchase price of $2,500,000.  Each Unit consists of one share of Company common stock and one warrant to purchase one additional share of Company common stock.  The warrants are exercisable for five years at $0.15 per share.

The security purchase agreement provides that MSGI will purchase the Units in five increments of 5,000,000 Units each. To date, MSGI has purchased 20,000,000 Units by making $500,000 payments on January 4, February 4, March 5 and April 23, 2008.  MSGI has agreed to make the final $500,000 payment no later than May 12, 2008. Although issued, the Units have not yet been delivered to MSGI. The $2 million proceeds received to date have been used to fund the Company’s acquisition of its 51% equity interest in Celevoke, Inc.

Conclusion:  Company CEO Robert Kramer said, “We believe the acquisition of Celevoke is potentially the most important development in your Company’s history.  We believe Celevoke has a number of attributes which should lead to success in the market place.  These include a suite of fully developed GPS-based asset tracking devices, a non-exclusive worldwide license with the patent holder, a fully functioning network operations center and established relationships with a number of channels of distribution.”

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

TECHNOLOGY OVERVIEW

Current Technology has developed its core TrichoGenesis platform into two products.  Specifically, they are ElectroTrichoGenesis (ETG) and CosmeticTrichoGenesis (CTG).  The Company owns patents relating to the technology, methodology and design of its products.   ETG (not available in the US) provides a clinically proven treatment for hair loss.  ETG treatments are presently available in a number of countries throughout the world.  The Company has developed a product to suit the requirements of the spa, health, fitness and beauty markets in the United States.  CTG units offer a novel, non-invasive method to improve the perception of aging that accompanies a thinner looking head of hair.  Further particulars can be viewed on the Company’s website http://www.current-technology.com (presently “under construction” as it is being updated and revised).  In addition to exploiting its core TrichoGenesis platform technology, the Company is seeking additional opportunities to enhance shareholder value (see New Acquisition: Celevoke, Inc.).

ONGOING INITIATIVES:  HAIR ENVY

The Company has granted exclusive distribution rights in the United States for the TrichoGenesis platform products to Hair Envy, LLC (Hair Envy), located in Carpinteria, California.   During Phase One, it was originally intended a total of 10 CTG units would be delivered to selected opinion leading salons and spas located primarily in the corridor between Santa Barbara and San Diego, California.  The first five CTG units were delivered to a storage facility in Los Angeles, California during March 2007.  Subsequent to crossing the US border, the Food and Drug Administration (FDA) placed an administrative hold on the five units. The FDA released the administrative hold in June 2007 and Hair Envy placed four of the units in selected locations. The fifth unit was shipped to a manufacturer in China.  Revenue for the first five CTG’s was recognized during Q2 of 2007, after the units were released by the FDA.

The agreement with Hair Envy is based on a revenue sharing model.  The Company sells its units to Hair Envy at cost and they are placed in selected locations with retail revenue split three ways: the Company, Hair Envy and the retailer, normally a salon or spa.  Working in concert with Hair Envy, the Company uses its proprietary communication technology, which is included in all operating units, to monitor usage.  The revenue sharing model reduces revenue and gross profits in the short run (because the units are sold at cost), but may result in more revenue generation in the long run as utilization and therefore shared revenue grows over time.

Under the revenue sharing model, both the Company and Hair Envy benefit from a lower manufacturing price, because more units can be placed into operation for the same capital investment.  Therefore, the Company and Hair Envy concluded the appointment of an offshore manufacturer to manufacture all but the proprietary components of the TrichoGenesis platform products would be mutually beneficial.  To that end, rather than purchase the second five units

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

from the Company in Phase one, it was agreed multiple manufacturer’s prototypes would be built in China, with the objective of reducing significantly the cost of manufacturing all such products.  The second round of prototype manufacturing is nearing completion, and it is anticipated the Company will be in a position to formally inspect the units during May 2008.  Assuming the units meet all quality criteria, Hair Envy has advised it plans to immediately order 200 to 400 units and roll out CTG nationally in the United States.

The Company has contributed $17,000 of the revenue generated from the sale of the first five units to this prototyping process being conducted in China.  In return, the Company has the right to purchase all the future units from Hair Envy (which will initiate and pay for directly the manufacturing process in China) at a price of cost plus fifteen percent.  Hair Envy owes the Company a balance of $20,500 for the first five units, pursuant to its agreement.  While the Company believes Hair Envy will ultimately pay the amount owed, it has no direct control over the prototyping process in China, and therefore cannot be certain Hair Envy will elect to order further higher priced units from the Company if the manufacturing initiative in China is unsuccessful. Therefore it has reserved $10,129 or approximately one-half of the receivable as an allowance for doubtful accounts.

On July 30, 2007, recognizing that Hair Envy is negotiating with a number of companies in the salon and spa space that have significant international operations, the Company granted Hair Envy exclusive distribution rights to Canada, South America (excluding Brazil), Europe and Russia.  The expanded relationship is based on the United States revenue sharing agreement, with certain adjustments to reflect the more complex nature of international operations.  As a result of the expanded territory granted to Hair Envy, the Company is no longer seeking financing for its wholly owned subsidiary Current Technology (UK) Ltd., which has not commenced material operations.

On February 12, 2007, the Company issued warrants to Hair Envy to purchased 2,500,000 common shares, exercisable at $0.125 per share for 5 years, with the following vesting provisions: 750,000 upon issuance; 750,000 upon payment of the tenth unit; and 1,000,000 upon ordering of 200 units.  The warrants have a cashless exercise provision; 750,000 warrants are vested to date.

TRICHOGENESIS PRODUCTS DISTRIBUTION AND COMMENTARY

TrichoGenesis platforms are operating in 18 countries around the world:

Canada, United States*, Mexico, Argentina, Chile, Venezuela, Korea, Thailand, Singapore, Indonesia, Australia, New Zealand, Ireland, Poland, Greece, Cyprus, Turkey and Kuwait.

*  Denotes CosmeticTrichoGenesis units; the balance are ElectroTrichoGenesis devices.

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

As previously discussed, the Company has granted Hair Envy exclusive distribution rights to Canada, South America (excluding Brazil), Europe and Russia.  Although Hair Envy advises there are ongoing negotiations with organizations in the salon and spa space with international reach, its primary focus has been preliminary introduction of CTG in California and working with a manufacturer in China to dramatically reduce the capital cost of the units.  Therefore there has been no meaningful commercial activity resulting in revenue to the Company from areas outside of the United States which are a part of Hair Envy’s exclusive territory.  With respect to areas outside of Hair Envy’s territory, the Company continued to work reasonably effectively with its distributor in Turkey.  Although no additional territory was granted, the distributor continues to express the desire to expand his reach into the Gulf States.  The Korean Food and Drug Administration approval process is ongoing, at the expense of a Korean distributor of cosmetic and medical devices. The Formal medical approval process is also underway in Argentina.  Exclusive distribution agreements covering Hong Kong and Malaysia were terminated for lack of performance.

Conclusion:  The success or failure of the TrichoGenesis platform products is effectively in the hands of Hair Envy.  If Hair Envy is successful in manufacturing an acceptable low cost unit in China and rolling out CTG in the United States as planned, management believes a satisfactory commercial outcome may result.   However, if such low cost unit is not secured and Hair Envy determines the economics do not support such a US national rollout with the much more expensive unit presently manufactured by the Company, then the outcome for CTG and ETG may be negative.  Under such circumstances, management will reassess its view of the TrichoGenesis platform products based on all material information available at the time.

REGULATORY COMPLIANCE

Manufacturing:  CosmeticTrichoGenesis Mark 5

The CTG Mark 5 has been issued the following:

i)

CSA International Certificate of Compliance as a Class 3872 81 Hygiene and Cosmetic Appliance-Skin Care certified to US standards.  Date of reissue February 7, 2006.

ii)

CSA International CB Test Certificate under IEC 60335-1.  Date of reissue February 8, 2006.

Manufacturing:   ElectroTrichoGenesis Mark 1

The ETG Mark 1 has been issued the following:

i)

KEMA Quality B.V. CE Marking of Conformity Medical Devices.  The certificate was valid until March 2008 and the Company successfully completed a renewal audit March 20, 2008.

ii)

CSA International Certificate of Compliance as Class 8750 01 and Class 8750 81 medical electrical equipment.  Date of issue September 23, 2005.

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

iii)

CSA International CB Test Certificate under IEC 60601-1.  Date of reissue October 19, 2005.

iv)

KEMA – Registered Quality Inc.  ISO 13485:2003.  The certificate is valid until February 25, 2009.

Health Regulatory:   ElectroTrichoGenesis Mark 1

The ETG Mark 1 has been approved as a medical device in the following countries:  Canada, New Zealand, Mexico, Chile, Singapore, Thailand, Indonesia and Turkey.  In addition, the CE Marking of Conformity Medical Devices provides coverage in the European Community and many other countries around the world, with the exception of the United States.  The formal medical approval process is underway in Korea and Argentina, at the expense of the in country operators.

ONGOING INITIATIVES:  Spy-N-TellTM

On April 26, 2007 the Company announced formation of its Security and Safety Products Division (Division) and the launching by way of a 50-50 joint venture (JV) with the Real Security Company Ltd. (TRSC), a private company located in Kelowna, British Columbia, of the Division’s first product, Spy-N-TellTM. .  A patented telephone-based intrusion notification system offering all of the features of a conventional monitoring system, Spy-N-TellTM has the additional benefits of portability and free (no monitoring fees) 24/7 operation.  As further consideration for its participation in the JV, the Company issued TRSC warrants to purchase up to 5 million common shares of the Company at $0.12 per share (market price at the time of issuance) subject to the following amended vesting provisions:

Number of Warrants Vested	Company Portion of JV profit
500,000	$500,000
500,000	500,000
500,000	750,000
500,000	750,000
500,000	1,000,000
500,000	1,000,000
500,000	1,500,000
500,000	1,500,000
500,000	2,000,000
500,000	2,000,000
5,000,000

The product has not generated the level of market acceptance originally anticipated, so the JV and the Company have taken the following steps and/or made the following decisions:  in Q3 of

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

2007 the 5,000 units of inventory purchased by the Company on behalf of the JV were written off.   In addition, the Company has expensed legal fees associated with the JV.  The total of these amounts is $59,576, recorded in the financial statements as write-down of assets; in order to maintain its exclusivity, the JV must make certain minimum purchases.  Under the circumstances, the JV has elected not to make such purchases until orders have been received, as to the extent it controls the brand identity Spy-N-TellTM, it does not believe lack of exclusivity will be a detriment to future activities; the JV has launched an updated and enhanced website which may be viewed at www.spyntell.com. It is anticipated the website may be used as the focal point for a marketing campaign planned for May 2008; and finally, to incentivize both parties, the JV agreement has been amended to reflect the following: the party providing the lead for a sale is to receive a commission of 10% of net selling price, such amount not to exceed 25% of the gross profit earned on the subject sale, and the foregoing commission is to be paid prior to the application of the 50-50 JV split.

HUMAN RESOURCES

Board of Directors:  On December 31, 2007 the Board of Directors consisted of:

Name

Title

Robert Kramer (2)

Chairman and CEO

George Chen

CFO

Anthony Harrison

COO

Peter Bell (1)

  -

Douglas Beder (2)

  -

(1)   Chairman of the Audit Committee

(2)   Member of the Audit Committee.

OPERATIONAL COMMENTARY

Results of operations from a financial perspective are covered in detail later in the MD & A. In summary, the Company’s history of significant losses continues: $1,548,152 during 2007; $1,424,636 in 2006; and $1,624,448 in 2005.  Management believes the following comments, which go beyond the numbers, should assist the reader in understanding the Company’s potential in the face of this history of losses.

Operational Readiness:   The Company has invested resources in critical areas required for rapid growth, and is thus ready to grow as markets in the United States and other parts of the world unfold, as evidenced by the following:  the Company’s ability to communicate with units anywhere in the world from head office is fully developed with a proprietary piece of technology

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

useable on either an external fax modem or high speed line.  This gives the Company the ability to monitor usage and performance, ensuring revenue generated is allocated in an appropriate manner.  This capability is particularly important given the revenue sharing agreement with Hair Envy; the physical infrastructure is essentially in place.  The addition of $50,000 – $100,000 of computer and other equipment should suffice to monitor over 1,000 units placed around the world; the human resources are also essentially in place.  Additional clerical staff will be required, but only as increased volume dictates; and importantly, the Company meets or exceeds all international standards for medical and cosmetic equipment.  All required audits of the Company’s manufacturing processes, quality assurances and quality control systems and equipment are in hand and up to date.  In summary, while the Company is not in a position to predict either if, or when, additional revenue may be forthcoming from its TrichoGenesis platform products, management believes it can confirm its ability to meet the demand in a timely and efficient manner.

FINANCIAL STATEMENT ANALYSIS

Overview:  The consolidated financial statements include Current Technology Corporation and Current Technology (UK) Ltd. (a wholly owned subsidiary, incorporated in the United Kingdom on December 15, 2005), which has not commenced material operations. During the last three years, there have been no discontinued operations, and no acquisitions or dispositions other than the formation of Current Technology (UK) Ltd. and formation in June 2007 of the 50-50 JV with TRSC to exploit Spy-N-TellTM.  Effective December 31, 2007, the Company changed its reporting currency to the U.S. dollar from the Canadian dollar and elected to report its consolidated financial statements in conformity with U.S. GAAP.  The following comments are in order with respect to the aforementioned changes (see note 3 to the financial statements for more particulars):

a)

The financial statements of the Company for the years ended December 31, 2007 and December 31, 2006, which were based on the Canadian functional currency have been translated into the U.S. reporting currency using the current rate method as allowed by Statement of Financial Accounting Standards No. 52 (“SFAS 52”).

b)

All accounting policies are the same as described in note 2 to the Company’s audited financial statements for the year ended December 31, 2006, which were prepared in accordance with Canadian GAAP and filed with the appropriate securities commissions, except for the following which have been retroactively adopted to comply with U.S. GAAP:

i)

Stock-based compensation

The Company grants stock options to employees, officers, directors, and persons providing management or consulting services to the Company. Prior to January 1, 2002, the Company accounted for its employees stock

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

options with the intrinsic value method under Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees (“APB 25”) as allowed by Statement of Financial Accounting Standard 123, Accounting for Share-Based Payments, (“SFAS 123”). Effective January 1, 2002, the Company adopted the provisions of SFAS 123 and related interpretations to accounts for options granted to employees and non-employees.  Under this method, compensation cost is measured at the grant date based on fair value of the options granted using the Black-Scholes options price model.

ii)

Convertible promissory note

Under Canadian GAAP, there is a value attributed to the conversion feature and is calculated as the difference between the amount issued and the liability component.  Under US GAAP, in accordance with APB 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants, no portion of the proceeds from the issuance of convertible debt securities should be accounted for as attributable to the conversion feature.

iii) Derivative financial instrument

Under Canadian GAAP, there is a requirement for derivatives outside of hedging relationships to be recognized on the balance sheet at fair market value.  Warrants issued together with capital stock as part of a unit had been separately valued and recorded as contributed surplus.  When the warrants are exercised, the proceeds received by the Company, together with the amount in contributed surplus will be credited to common share capital.  Under US GAAP SFAS 133 Accounting for Derivative Instruments and Hedging Activities, warrant contracts issued or held by the reporting entity that are both (1) indexed to its own stock and (2) classified as stockholders’ equity in the statement of financial position are classified as equity instrument and are not accounted for as a derivative instrument. The Company has determined that the warrants issued with common shares as a unit is within the scope exception in SFAS 133, Accounting for Derivative Instrument and Hedging Activities and therefore has not been separately valued.

Consolidated Balance Sheet:  On December 31, 2007, there was a working capital deficiency of $156,570, as compared to a working capital deficiency of $243,864 at December 31, 2006, for a total decrease in working capital deficiency of $87,294 as a result of the following:  a $11,587 decrease in cash; a $27,617 increase in accounts receivable reflecting sales to Hair Envy; a $39,478 decrease in inventory primarily because no new units were manufactured in 2007; a decrease in prepaid expense of $71,019 because amounts recorded as prepaid expense as at December 31, 2006 were ultimately transferred to inventory, once the units being manufactured were paid for in full and came under the Company’s control; and a $49,412 increase in

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

subscription receivable which was collected in January 2008.  On the liabilities side, accounts payable and accrued liabilities decreased by $112,130 as private placement proceeds were partially used to reduce liabilities; and unearned revenue decreased by $20,219 to nil on December 31, 2007.

With respect to the long term portion of the balance sheet, the convertible promissory note increased by $85,732 as a result of accrued interest from $1,035,757 on December 31, 2006 to $1,121,489 on December 31, 2007.  Stockholders’ Deficiency decreased $1,562 from $1,279,621 on December 31, 2006 to $1,278,059 on December 31, 2007 primarily as a result of: a $1,138,300 increase in share capital as shares were issued on the closing of a private placement (see Equity Resources) which was more than offset by the net loss of $1,548,152.  Additional paid in capital increased by $629,869 as a result of the recording of stock based compensation resulting from the issuance of options and warrants.  Accumulated other comprehensive income decreased by $162,213 from the recording of the effect of currency translation.  The subscription liability was reduced from $84,140 in 2006 to $27,898 in 2007.

Consolidated Statement of Loss and Deficit:  Revenue declined by approximately $59,790 from $336,370 in 2006 to $276,580 in 2007.  On a geographic basis, revenue generated from Europe and the Americas was approximately the same in 2007 vs 2006.  The reduction in revenue is primarily a function of reduced activity in the Asia Pacific region during 2007.

During 2007, approximately 32% of expenses were stock-based, as compared to 26% in 2006, as evidenced by the following:

	Total	Stock based	Cash based
Accretion interest expense	150,164	-	150,164
Bank charges and interest	3,657	-	3,657
Consulting	301,170	232,413	68,757
Corporate communications	85,022	-	85,022
Financing cost	4,899	-	4,899
Foreign exchange (recovery)	(171,961)	-	(171,961)
Interest on convertible promissory note	103,851	-	103,851
Interest on promissory note	-	-	-
Legal, auditing and filing fees	235,053	-	235,053
Marketing	61,796	60,625	1,171
Office	19,675	-	19,675
Other	21,299	-	21,299
Product development	15,688	-	15,688
Regulatory	9,035	-	9,035
Rent	62,278	-	62,278
Salaries and benefits	520,420	239,243	281,177

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

Telephone	23,064	-	23,064
Test and studies	56,987	-	56,987
Travel and automotive	47,172	-	47,172
	1,549,269	532,281	1,016,988

Stock based compensation expense relating to the issuance of stock options accounted for $420,856 of the above $532,281 ($181,613 charged to consulting and $239,243 charged to salaries and benefits).  The balance of stock based consulting expense ($50,800) relates to payments made directly to consultants using stock rather than cash as consideration.  The $60,625 stock based marketing expense relates to the issuance of warrants to Hair Envy.

Although it appears salaries and benefits have increased by approximately $200,000 (2007 vs 2005), in fact on a cash basis, after deducting $239,243 stock based compensation in 2007 and adding back a portion paid as consulting fees rather than salaries and wages in 2007 (in 2006 $114,978 of stock based compensation was charged to salaries and wages), the cash basis year over year comparison are very similar.  The following additional comments are in order.

Accretion interest relates to the warrants issued as additional consideration for extending the convertible promissory note. Foreign exchange expense varies as a direct result of the relationship between the US dollar and the Canadian dollar.  The growth in legal audit and filing fees is a reflection of a more complex regulatory and reporting environment.

The foregoing decrease in both revenue and expenses (2007 vs 2006), results in an increase in loss before other items of $105,690 from $1,390,454 in 2006 to $1,496,144 in 2007. Other items increased in 2007 as compared to either 2005 or 2006 resulting in a Net Loss for all three years of approximately $1.5 million each year.  There were asset write-downs in both years 2007 and 2006  ($59,576  vs $34,182).

Consolidated Statement of Cash Flows:  The funding of operating activities of $1,042,845 and investing activities of nil by net financing activities of $1,031,258 resulted in a net decrease in cash of $11,587. The significant impact of the timing of private placement financings is demonstrated in this statement.  The statement further confirms the Company is operating at a loss and requires further injections of cash from outside sources.

Changes in accounting policies:  There have been material changes in accounting policies.

Please see Financial Statement Analysis overview and note 3 to the financial statements for particulars.

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

Significant Accounting Policies:

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company and one subsidiary, Current Technology (UK) Ltd., a wholly owned subsidiary, incorporated in the United Kingdom on December 15, 2005.  The subsidiary had not commenced material operations as at December 31, 2007.

Foreign currency translation

The Company adopted the U.S. dollar reporting currency on December 31, 2007.  The financial statements are translated into U.S. dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rates.  The resulting translation adjustment is recorded as a component of accumulated other comprehensive income in the consolidated financial statements.

Investment in joint venture

The Company entered into a joint venture agreement for a non-controlling 50% equity interest in SpyTell Security GP Corp.  which is accounted for under the equity method of accounting.  The joint venture was formed to market a consumer home security product. The product has not to date achieved market acceptance.  Therefore, the Company has written off its investment.

Related party transactions:

2007		2006
Transactions During the Year -
Salaries and consulting fees accrued or paid to directors and	$308,603	$284,127
companies controlled by directors of the company		-
These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of
consideration established and agreed to by related parties.
Balance at December 31 -
Salaries, consulting fees payable to directors and
companies controlled by directors of the company	6,248	49,501

On September 10, 2007, the Directors cancelled  existing options and granted 4,950,000 new options to Directors.

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

The company accounts for its stock-based compensation under the fair value based method using the Black-Scholes Option Pricing Model.  $218,740 of compensation expense relating to vested stock options has been credited to additional paid in capital.

As a result of the application of the requirement, stock based compensation expenses (non-cash items) have been added to the following expense categories in the consolidated statement of loss and deficit:

2007
Consulting	$56,667
Salaries and benefits	162,073
Total Stock-based Compensation for related parties	$218,740

In addition, on January 18, 2007 the Directors extended the terms of 2.5 million warrants held by Anne Kramer (1,250,000) and Robert Kramer (1,250,000) from June 30, 2007 to June 30, 2008. All 2.5 million of the warrants are now in the name of Robert Kramer, following the death of Anne Kramer.

The Company received the opportunity to participate in the Spy-N-TellTM initiative from Harrison Kramer Corporation (HKC) ( a company owned by Robert Kramer).  As consideration for transferring all right, title and interest in the opportunity to the Company, HKC will receive a payment of $1 for each Spy-N-TellTM sold, such payment to be calculated monthly on a cash basis and payable 30 days in arrears.  No such payment has been earned to date.

EQUITY RESOURCES

Share Capital:  A total of 23,020,000 shares were issued during the year ended December 31, 2007:

	Number of Shares	Amount
Balance, beginning	80,872,023	$24,649,659
Common Shares Issued -
- For cash	21,750,000	1,087,500
- For settlement of services provided	1,270,000	50,800

Balance, ending	103,892,023	$25,787,959

Prior to December 31, 2006 the Company received $28,230 for the exercise of warrants in which the underlying shares have not been issued.  There are no preferred shares outstanding.

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

Warrants:  The following warrants were outstanding on December 31, 2007.

Expiry Date	Number of Shares	Exercise Price

January 9, 2007	2,000,000	$0.25	[1,3]
January 9, 2007	2,980,000	$0.10	[1,3]
January 9, 2007	6,949,766	$0.05	[1,3]
January 9, 2007	179,167	$0.15	[1,3]
January 9, 2007	1,600,000	$0.50	[1,3]
June 30, 2008	2,500,000	$0.05	[3]
June 15, 2009	1,000,000	$0.15	[3]
June 15, 2009	1,637,696	$0.20	[5]
July 15, 2009	200,000	$0.20	[5]
January 2, 2010	3,200,000	$0.25	[2,3]
March 25, 2010	1,200,000	$0.25	[5]
May 31, 2010	1,200,000	$0.25	[5]
July 25, 2010	200,000	$0.15
September 21, 2010	300,000	$0.25	[5]
September 21, 2010	3,052,000	$0.25	[5]
December 30, 2010	600,000	$0.25	[5]
March 2, 2011	1,200,000	$0.25	[5]
December 31, 2011	4,000,000	$0.10	[3,4]
February 12, 2012	2,500,000	$0.125	[6]
March 30, 2012	12,100,000	$0.10	[5]
April 30, 2012	5,000,000	$0.12	[7,3]
August 9, 2012	5,650,000	$0.10
December 26, 2012	4,000,000	$0.10
December 31, 2012	5,000,000	$0.10	[3,8]

1.

The expiry date for each set of warrants shall be the later of:

a)

January 9, 2007; and

b)

the date that is one year and five business days after the date on which the convertible promissory note (see note 6) is paid in full.

2

The expiry date shall be the later of:

a)

January 2, 2010; and

b)

the date that is one year and five business days after the date on which the convertible promissory note (see note 6 ) is paid in full.

3

These warrants have a cashless exercise provision.

4.

The expiry date shall be the later of:

a)

December 31, 2011; and

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

b)

the date that is one year and five business days after the date on which the convertible promissory note (see note 6 ) is paid in full.

5.

The Company may accelerate the expiration date of the warrants if the average closing price equals or exceeds $0.50 for 20 consecutive days.

6.

750,000 warrants are vested; 750,000 vest on sale of the 10th unit to Hair Envy, LLC; and 1,000,000 vest on the ordering of the 200th unit.

7.

See Ongoing Initiative: Spy-N-Tell for vesting provisions

8.

The expiry date shall be the later of:

a)

December 31, 2012; and

b)

The date that is one year and five business days after the date on which the convertible promissory note (see note 6) is paid in full.

Stock Options: From time to time the Company grants incentive stock options to directors, officers, employees and promoters of the Company.  In addition, on September 2, 2004 the Company adopted the 2004 Stock Option and Stock Bonus Plan (Plan) with a maximum of 3,000,000 shares of common stock of the Company reserved for issuance upon exercise of options or grant of stock bonuses that may be issued under the Plan.  The Company filed a Form S-8 registration statement in the United States, registering the shares issued under the Plan.

The following stock options were outstanding December 31, 2007:

Expiry Date

Number of Shares

Option Price

September 30, 2009*

200,000

US   $0.30

December 22, 2009

175,000

US   $0.25

December 23, 2009*

100,000

US   $0.25

January 2, 2011

375,000

US   $0.31

August 22, 2011*

200,000

US   $0.19

August 29, 2012

1,000,000

US   $0.08

September 16, 2012

7,495,000

US   $0.09

*2004 Stock Option and Stock Bonus Plan

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

DEBT INSTRUMENTS

Convertible Promissory Note – December 31, 2007

On September 10, 2007, the company extended the maturity date of its convertible promissory note from January 9, 2008 to January 16, 2009.  Total principal and interest owing at December 31, 2007 was $1,121,489 (2006: $1,035,757).

As additional consideration for extending, the Company issued the holder of the convertible promissory note 5,000,000 share purchase warrants exercisable for common shares at $0.10 per share.  The expiry date of these warrants is the later of December 31, 2012 or the date which is one year and five business days after the note is fully repaid.  The note bears interest at 10% per annum and the holder of the convertible promissory note has the right to convert all or part of the note to common shares of the Company at a conversion price of $0.10 per share.  The note is secured by a security agreement under which the Company agreed to grant the lender security interest over all the Company’s property and assets, including all intellectual property.

Currency Fluctuations:  The increase in the value (i.e. strength) of the Canadian dollar vs the US dollar resulted in an unrealized foreign exchange gain or recovery during the year 2007 of $171,961; in a loss of $7,953 during the same period in 2006; and a recovery of $136,007 in 2005.    Historically the Company has not hedged its foreign exchange risk.  It must be noted, these exchange rate fluctuations have both positive and negative effects on the Company.  While a stronger Canadian Dollar is positive in terms of debt repayment, it is negative in terms of sales as the Company receives US Dollars from the sales of its products.

SELECTED ANNUAL INFORMATION

	2007	2006	2005
Revenue	276,580	336,370	410,527
Operating loss	1,496,144	1,390,454	1,624,448
Net loss	1,548,152	1,424,636	1,624,448
Total Assets	190,373	235,428	618,449
Long term debt	1,121,489	1,035,757	932,613
Dividends	Nil	Nil	Nil
Net loss per share	0.02	0.02	0.02

SUMMARY OF QUARTERLY RESULTS

The following table sets forth unaudited quarterly information for each of the eight quarters ended March 31, 2006 through December 31, 2007.  This information has been derived from unaudited interim financial statements that, in the opinion of the Company’s management, have

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

been prepared on a basis consistent with the audited annual financial statements.  To that end, certain quarterly operating loss and net loss figures have been amended to conform with financial presentation used in the audited December 31, 2007 consolidated financial statements.

		2007				2006
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Total revenue	43,933	18,053	113,290	101,304	47,487	67,460	92,248	129,175
Operating loss	183,094	796,651	242,055	274,344	358,848	448,669	289,676	293,259
Net loss	49,219	952,829	256,905	289,204	485,124	447,358	227,233	264,921

Net loss per share	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.01

As evidenced by ongoing losses, the Company has not achieved a breakeven position and does not generate sufficient revenue to sustain itself.  Revenue can only be described as modest at best.  In the circumstances, comparisons stated in either absolute or percentage terms are not particularly meaningful.  Reductions in revenue as a result of the transition to the revenue sharing model are very apparent in both annual comparisons (see Selected Annual Information) and the summary of quarterly comparisons.  This is particularly apparent during Q3 and Q4 of 2007.  The Company believes annual revenue may increase as a result of Hair Envy’s initiatives in the United States, however, quarter by quarter comparisons will probably remain less than meaningful in the near term and future reductions in quarterly revenue may occur, as they have recently, as a result of the transition to the revenue sharing model.

Fourth Quarter: In Q4 of 2007, the Company focused on two activities: negotiations leading to the non-binding letter of intent to purchase a 51% interest in Celevoke (announced December, 5, 2007) and supporting Hair Envy in its efforts to develop a more economical manufacturing alternative.  Neither of these activities resulted in revenue during the quarter.

DISCLOSURE CONTROLS AND INTERNAL CONTROLS OVER FINANCIAL REPORTING

The Company’s Chief Executive Officer and Chief Financial Officer (the “Certifying Officers”) are responsible for the establishment and maintenance of a system of disclosure controls and procedures. This system is designed to provide reasonable assurance that information required to be disclosed by the Company under various securities legislation or the rules of regulatory agencies is appropriately reported within the time periods specified

The Certifying Officers evaluate the system periodically throughout the year. They have concluded that the Company’s disclosure controls are effective in providing reasonable

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

assurance that material information relating to the Company is accumulated, reviewed by management and reported within the time periods specified.  However, the Company is a small entity with a limited number of full time employees.  Therefore, there is a lack of segregation of duties in certain key areas of accounting and reporting.  This lack of segregation of duties has the potential to be defined as a material weakness.  Therefore, while the Company believes that its existing internal control framework and procedures over financial reporting have been effective in accomplishing the Company’s objectives, the Company intends to continue reevaluating, refining, and expanding its internal controls over financial reporting.

The Certifying Officers are also responsible for the establishment of a system of internal controls over financial reporting. This system is designed to provide reasonable assurance regarding the reliability and timeliness of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principals.

Ultimate responsibility for the financial reporting rests with the Board of Directors. The Board carries out this responsibility principally through its Audit Committee. The Audit Committee is appointed by the Board and is composed of a majority of independent outside directors. It meets periodically with management and the external auditors to review accounting, auditing and internal control matters and regularly reports its findings and recommendations to the Board of Directors.

OTHER MATTERS

a)

Keith Denner has granted to the Chairman and to the Chief Executive Officer, for nominal consideration, options ("Options") to purchase common shares in the capital of the Company, from his personal holdings, under the following terms and conditions:

i)

total number of shares under Option -- 3,000,000;

ii)

exercise price -- $0.38 per share;

iii)

vesting -- fifty percent of the Options to vest if the Company's shares close at $0.78 or higher, and the remaining fifty percent to vest if they close at $1.14 or higher;

iv)

term -- the Option to expire on July 5, 2009;

v)

Mr. Denner to have the right to donate all or a portion of the

3,000,000 shares to a charity or charities, subject to the terms of the Option agreements; and

vi)

Robert Kramer must be an officer of the Company at the time of exercise of the Option.

.

b)

The Company plans to seek shareholder approval to move the domicile of the Company from Canada to the United States.

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

c)

The next Annual and Special Meeting of Shareholders will be held in Vancouver on or before September 30, 2008. The specific time and place will be announced at a later date.

d)

As a result of its acquisition of Celevoke, the Company no longer qualifies as a foreign private issuer in the United States.  Going forward, even though the Company is presently incorporated in Canada, the Company will file 10-Q Quarterly Reports and for the year ended December 31, 2008 a 10-K Annual Report with the appropriate regulatory authorities in the United States.  In addition, it will continue to file reports with the regulatory authorities in Canada.

RISK FACTORS

The business of the Company involves a number of risks and uncertainties that could cause actual results to differ materially from results projected in any forward-looking statement, or statements, made in this report.  The Company’s securities are speculative and investment in the Company involves a high degree of risk.  Prospective investors should consider the following:

1.

The Company incurred a net loss of $1,548,152 for the year ended December 31, 2007 (2006:$1,424,636; 2005:$1,624,448). The Company has reported recurring losses since inception which have resulted in an accumulated deficit of $28,660,295 at December 31, 2007 (2006:$27,112,143). The Company has relied and will continue to rely on debt and/or equity financing and/or the sale of certain rights for consideration including cash. There is no certainty that additional debt and/or equity financing and/or arrangements for the sale of rights will be available on reasonable terms or at all.

The ability of the Company to continue as a going concern is dependent on the receipt of additional financing and /or proceeds on the sale of assets and ultimately its ability to generate sufficient cash from operations and financing sources to meet obligations as they come due.  Any inability to obtain additional financing when needed and/or the loss of a material contract would have a material adverse effect on the Company, including possibly requiring the Company to significantly reduce or possibly cease its operations.  If the Company was unable to continue as a going concern, material adjustments would be required to the carrying value of assets and liabilities on the balance sheet and the balance sheet classifications used.

2.

The Company has commenced marketing its cosmetic product CTG in the United States.  The marketing of CTG is subject to regulatory authorities in the United States, including but not limited to the FDA and FTC.  These agencies may seek to limit or deny the Company the ability to market CTG as a cosmetic product.  The Company must also receive regulatory approval to market its medical product ETG in the United States.  The

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

Company has not applied, and does not intend to apply, for such regulatory approval in the United States. Consequently, there can be no guarantee as to either if, or when, such approval may be obtained.

3.

As with any product or service, competition from new sources may arise and existing competition may increase which may adversely affect the Company’s business plan.

4.

The Company’s success will partially depend on its ability to obtain and enforce patents relating to the technology and to protect trade secrets. Further patents may not be available. In addition, third parties may challenge, narrow, invalidate or circumvent the Company’s patents. The patent position of medical device companies is generally highly uncertain, involves complex legal and factual questions and has recently been the subject of much litigation. Neither the U.S. Patent Office nor the courts have a consistent policy regarding breadth of claims allowed or the degree of protection afforded under many device patents.

In an effort to protect its unpatented proprietary technology, processes and know-how, the Company’s employees and consultants are required to execute confidentiality agreements. However, these agreements may not provide adequate protection against improper use or disclosure of confidential information. These agreements may be breached, and the Company may not have adequate remedies for any such breach. In addition, in some situations, these agreements may conflict, or be subject to, the rights of third parties with whom employees or consultants have previous employment or consulting relationships. Also, others may independently develop substantial proprietary information and techniques or otherwise gain access to the Company’s trade secrets. The Company intends to market its products in many different countries. In some of those, patents may not be held nor applied for. Different countries have different patent rules and the Company may sell in countries that do not honor patents and in which the risk of product copying would be greater.

5.

The Company’s business exposes it to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of medical and/or cosmetic products.  While the Company will take precautions it deems to be appropriate to avoid product liability suits against it, there can be no assurance that it will be able to avoid significant product liability exposure.  Product liability insurance is generally expensive to the extent it is available at all.  The Company has not yet obtained product liability coverage.  There can be no assurance that it will be able to obtain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims.  A successful product liability claim brought against the Company may exceed any insurance coverage secured by the Company, and could have a material adverse effect on the Company’s results or ability to continue marketing its products.

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

6.

The Company is dependent on the management of certain key personnel.  At this time, no key man insurance has been obtained.

7.

Historically, consumers held negative perceptions for hair restoration products or processes.  While the Company has developed a reasonable strategy for responding to this perception, there can be no assurance that widespread acceptance of the Company’s technology can be achieved.

8.

Many of the countries in which the Company’s products are available face adverse economic and political conditions which make business development more difficult.

9.

Due to the relatively low price of the Company’s shares, financings have caused and may continue to cause dilution.

10.

The Company’s common stock is listed on the OTCBB.  Investors may find it more difficult to dispose of or to obtain accurate quotations as to the market value of the Company’s common stock than would be the case if it were listed on a more recognized stock exchange or quotation service.  In addition, trading in the Company’s common stock is currently subject to certain rules under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a “penny stock”. Penny stocks are generally non-Nasdaq equity securities with a market price less than $5.00 per share. The penny stock rules require broker-dealers selling penny stocks to make certain disclosures about such stocks to purchasers thereof, and impose sales practice restrictions on broker-dealers in certain penny stock transactions.  The additional burdens imposed upon broker-dealers by these rules may discourage them from effecting transactions in the Company’s common stock, which could limit the liquidity of the common stock and the ability of the Company’s stockholders to sell their stock in the secondary market.

11.

The Company has entered into agreements with distributors in various countries around the world.  In most instances, these agreements are with entities which have few if any, assets.  If these entities fail to perform, the Company’s only remedy may be to cancel the contract and seek a replacement distributor.  Thus there are no assurances that the minimum number of units will be purchased under any agreement.

LIQUIDITY AND FUTURE OPERATIONS

Historically, the Company has operated at a loss and sustained operations by the issuance of debt and equity securities.  The Company is currently engaged in discussion with potential investors which could result in receipt of additional financing, although there is no certainty these discussions will be concluded successfully.

CURRENT TECHNOLOGY CORPORATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

December 31, 2007 (continued)

During Q1 of 2008 the Company entered into a material agreement to purchase a 51% interest in Celevoke (see New Acquisition:  Celevoke Inc.) for $2.5 million.  Management believes this has the potential to be the most important development in the Company’s history, and projects it may have an immediate positive impact on the Company’s operations and financial statements for the following reasons:

i)

the $2.5 million acquisition price is for the purchase of Celevoke treasury shares.  None of the money goes to Celevoke shareholders for acquisition of their shares.  Rather, the money goes directly into Celevoke’s bank account and is being used to build the business;

ii)

as evidenced by news releases issued by the Company from January 1, 2008 to the date of this report, Celevoke is activating a number of potentially significant channels of distribution which could lead to significant sales; and

iii)

Celevoke’s results of operations will be consolidated into the Company’s financial results for the reporting period January 1 to March 31, 2008 and for each quarter thereafter, as long as the Company maintains its 51% stake in Celevoke.  Management believes the Company’s financial results and financial statements may be enhanced by the process of consolidation.

Dated:  April 29, 2008